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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                 STATE OF
NAME                                                          INCORPORATION
----                                                          --------------
Entoleter, Inc..............................................     Delaware
Spinnaker Coating, Inc. (f/k/a Brown-Bridge Industries,
  Inc.).....................................................     Delaware
Spinnaker Coating--Maine, Inc., a wholly-owned subsidiary of
  Spinnaker Coating, Inc....................................     Delaware
Spinnaker Electrical Tape Company...........................     Delaware
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